Exhibit 99.1

Independent Auditors’ Report

The board of directors and shareholders

ARC International Plc:

We have audited the accompanying consolidated balance sheet of ARC International plc and subsidiaries as of 31 December 2008, and the related consolidated income statement and statements of cash flow and recognised income and expense for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ARC International plc and subsidiaries as of 31 December 2008, and the results of their operations and their cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG Audit Plc

St Albans, England

23 October 2009

Report of Independent Auditors

To the members of Arc International Plc:

In our opinion, the accompanying consolidated balance sheet and the related consolidated income statement, consolidated statement of recognized income and expense, and consolidated cash flow statement, present fairly, in all material respects, the financial position of Arc International Plc at 31 December 2007, and the results of its operations and its cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Birmingham, UK

October 23, 2009

Income Statement

For the years ended 31 December 2008 and 31 December 2007

	Notes	2008 Before restructure £000	2008 restructure £000	2008 Total £000	2007 Total £000
Continuing operations
Revenue	5	17,047	—	17,047	14,401
Cost of sales		(1,294)	—	(1,294)	(1,437)
Gross profit		15,753	—	15,753	12,964
Operating expenses	6, 23	(23,080)	(2,273)	(25,353)	(17,943)
Operating loss		(7,327)	(2,273)	(9,600)	(4,979)
Finance income	10	897	—	897	1,470
Finance expense	10	(14)	—	(14)	—
Share of post-tax loss of associate	16	(8)	—	(8)	(22)
Loss before income tax		(6,452)	(2,273)	(8,725)	(3,531)
Income tax credit	11	1,511	—	1,511	2,242
Loss for the year attributable to equity shareholders	27	(4,941)	(2,273)	(7,214)	(1,289)
Weighted average number of shares	12			147,965,359	148,031,270
Basic and diluted loss per share – pence	12			(4.88)	(0.87)

All activities relate to continuing operations.

The notes on pages 6 to 48 are an integral part of these consolidated financial statements.

Statements of Recognised Income and Expense

For the years ended 31 December 2008 and 31 December 2007

	Notes	2008 £000	2007 £000
Loss for the year	27	(7,214)	(1,289)
Currency translation differences	27	(951)	(54)
Total recognised expense for the year		(8,165)	(1,343)

Balance Sheets

As at 31 December 2008 and 31 December 2007

	Notes	2008 £000	2007 £000
Assets
Non-current assets
Intangible assets	13	11,600	7,506
Property, plant and equipment	14	1,970	1,537
Investment in associate	16	443	414
Investment in subsidiaries	15	—	—
Trade and other receivables	20	442	417
		14,455	9,874
Current assets
Inventories	19	—	72
Trade and other receivables	20	4,060	4,241
Current corporation tax receivable		2,160	2,221
Short-term investments	15	8,037	11,145
Cash and cash equivalents	18	4,631	10,100
		18,888	27,779
Total assets		33,343	37,653
Liabilities
Current liabilities
Loans and borrowings	21	78	—
Trade and other payables	22	7,529	5,440
Provisions for other liabilities and charges	23	798	90
		8,405	5,530
Net current assets		10,483	22,249
Non-current liabilities
Loans and borrowings	21	99	—
Trade and other payables	22	101	126
Deferred income tax liabilities	24	1,073	489
Provisions for other liabilities and charges	23	858	20
		2,131	635
Net assets		22,807	31,488
Shareholders’ equity
Ordinary shares	25	153	153
Share premium	27	3,683	3,683
Other reserves	27	61,289	61,037
Cumulative translation adjustment	27	(1,462)	(511)
Retained earnings	27	(40,856)	(32,874)
Total shareholders’ equity		22,807	31,488

The notes on pages 6 to 48 are an integral part of these consolidated financial statements.

The financial statements on pages 3 to 48 were approved by the Board of Directors on 23 October 2009 and were signed on its behalf by:

By order of the Board

Brian Sereda

Chief Financial Officer

23 October 2009

Cash Flow Statements

For the years ended 31 December 2008 and 31 December 2007

	Notes	2008 £000	2007 £000
Net loss for the year		(7,214)	(1,289)
Adjustments for:
Impairment on investment in subsidiary		—	—
(Gain)/loss on foreign exchange		—	—
Interest receivable		(883)	(1,470)
Tax credit		(1,511)	(2,242)
Amortisation		2,268	1,211
Depreciation		867	475
Loss on disposal of property, plant and equipment		7	20
Provision for assets not used as part of reorganisation		218	—
Share-based award expense		252	286
Loss of share of associate		8	22
(Increase)/decrease in inventories		72	153
(Increase)/decrease in trade and other receivables		(316)	(477)
Increase/(decrease) in trade and other payables		(816)	(1,513)
Increase/(decrease) in provisions		1,473	(234)
Net cash (used)/generated in operations		(5,575)	(5,058)
Interest received		894	1,636
Taxes paid		(31)	(28)
Tax credits received		1,368	701
Net cash (used)/generated from/(in) operating activities		(3,344)	(2,749)

Cash flows from investing activities
Purchase of property, plant and equipment		(1,174)	(1,502)
Purchase of intangible assets		(688)	(196)
Capitalisation of R&D assets		(249)	(271)
Movements on short-term investments	15	3,108	2,355
Investment in subsidiaries	15	—	—
Investment in associate	16	(37)	(286)
Acquisition of subsidiaries, net of cash acquired	30	(2,472)	(5,847)
Net cash used in investing activities		(1,512)	(5,747)

Cash flows from financing activities
Proceeds from issue of ordinary shares and ESOP	27	—	504
Purchase of shares by ESOP	27	(768)	—
Net cash (used)/generated from financing activities		(768)	504

Effects of exchange rate changes on cash and cash equivalents		155	(54)

Net decrease in cash and cash equivalents		(5,469)	(8,046)
Cash and cash equivalents at 1 January	18	10,100	18,146
Cash and cash equivalents at 31 December	18	4,631	10,100

The notes on pages 6 to 48 are an integral part of these consolidated financial statements.

Notes to the Accounts

1 Reporting entity

ARC International Plc (the “company”) is a company domiciled in England and Wales. The address of the Company is Verulam Point, Station Way, St Albans, Hertfordshire, AL1 5HE. These consolidated financial statements of the Company as at and for the year ended 31 December 2008 comprise the Company and its subsidiaries (together referred to as the “group” and individually as “group entities”) and the group’s interest in associates. The group is primarily involved in the development and licensing of semiconductor intellectual property for the design of microprocessor cores and multimedia subsystems.

2 Basis of preparation

These consolidated financial statements were authorised for issue by the Board of directors on 23 October 2009.

a) Basis of preparation

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS), IFRIC interpretations as issued by the International Accounting Standards Board. The consolidated financial statements have been prepared under the historical cost convention, except for the following:

derivative financial instruments are measured at fair value.

financial instruments at fair value through the profit and loss are measured at fair value.

methods used to measure fair values are discussed further in note 4.

b) Functional and presentation currency

These consolidated financial statements are presented in sterling, which is the company’s functional and presentation currency, and rounded to the nearest £1,000.

c) Use of estimates and judgements

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the group’s accounting policies. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results ultimately may differ from those estimates.

Estimates and underlying assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to accounting estimates are recognised in the period in which the estimates are revised and in any future period affected.

The group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

i) Revenue recognition The group frequently enters into contracts with multiple element arrangements. The calculation of fair values attributable to the separable elements requires the group to estimate the fair value of the various elements, such as post-contract maintenance and support.

ii) Estimated impairment of goodwill The group tests annually whether goodwill has suffered any impairment, in accordance with the accounting policy stated in (g) below. The recoverable amounts of the cash-generating unit has been determined based on value-in-use calculations. These calculations require the use of estimates (note 13).

2 Basis of preparation continued

iii) Provisions The group makes provisions as noted in (m) below, and uses assumptions and judgements based on prior experience and other market conditions.

iv) Income taxes The group is subject to income taxes in numerous jurisdictions. Significant judgement is required in determining the worldwide provision for income tax. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business.

v) Business combination The group has made acquisitions in both 2007 and 2008 and the pre-acquisition carrying amounts were determined based on applicable IFRS immediately before the acquisition. The values, liabilities and contingent liabilities recognised on acquisition are their estimated fair values.

vi) Share-based payment expense The calculation of the share-based payment expense is subject to assumptions and judgement involved in the valuation models and expected dividend and lapse rates.

3 Accounting policies

The principal accounting policies adopted in the preparation of the consolidated financial statements are set out below. These policies have been consistently applied to both years presented, unless otherwise stated.

a) Basis of consolidation

The financial statements comprise consolidated accounts for the company and all of its subsidiaries. The accounts of all subsidiaries are prepared annually to 31 December. Subsidiaries are all entities over which the group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the group. They are de-consolidated from the date that control ceases.

The purchase method of accounting is used to account for the acquisition of subsidiaries by the group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair value at the acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the group’s share of the identifiable net assets acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the income statement.

Inter-company transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated but considered an impairment indicator of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the group.

Associates are all entities over which the group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting and are initially recognised at cost. The group’s investment in associates includes goodwill identified on acquisition, net of any accumulated impairment loss (note (j)).

The group’s share of its associates’ post-acquisition profits or losses is recognised in the income statement, and its share of post-acquisition movements in reserves is recognised in reserves. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When the group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the associate.

3 Accounting policies continued

Unrealised gains on transactions between the group and its associates are eliminated to the extent of the group’s interest in the associates. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of associates have been changed where necessary to ensure consistency with the policies adopted by the group.

b) Revenue recognition

Revenue represents amounts receivable for the sale of licences, royalties arising from the sale of licensees’ ARC-based products, revenue from support, maintenance and training, net of trade discounts.

Licence fees are recognised upon delivery to the customer, provided that persuasive evidence of an arrangement exists, fees are fixed and determinable and collectibility is reasonably assured. The group does not offer a right of return. Where there are extended payment terms, or management has doubt as to the recoverability of the licence fees, income is deferred until payment becomes due and recoverable.

The group’s transactions frequently include the sale of software and services under multiple element arrangements. The group uses the residual method for revenue recognition for multiple element arrangements. In accordance with this method, the total contract value is attributed first to any undelivered elements, based on their fair values, equal to the fee charged when such services are sold separately. The remainder of the contract value is then attributed to the products, resulting in any discounts inherent in the total contract value to be allocated to the products.

Where contracts contain an agreement to provide post-contract maintenance, the attributable income is recognised on a straight-line basis over the period for which the maintenance has been agreed, or in the case of support sold by reference to time, as that support is used.

Where contracts contain an agreement to provide custom engineering services, these are accounted for on a percentage of completion basis (based on actual costs incurred and forecast costs to completion).

The excess of amounts invoiced for licence fees and maintenance and support and the amount recognised as revenue is recorded as deferred revenue within liabilities.

Royalty income is recognised by the group when the amounts are reported to the group and collection is probable.

Interest income is recognised on a time-proportion basis using the effective interest method. When a receivable is impaired, the group reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instrument, and continues unwinding the discount as interest income. Interest income on impaired loans is recognised using the original effective interest rate.

Dividend income is recognised when the right to receive payment is established.

c) Foreign currency translation

1) Functional and presentation currency Items included in the financial statements of each of the group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements are presented in sterling, which is the company’s functional and presentational currency, and rounded to the nearest £1,000.

2) Transactions and balances Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

3) Group companies The results and financial position of all group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

c) Foreign currency translation continued

i) Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

ii) Income and expenses for each income statement are translated at average exchange rates; and

iii) All resulting exchange differences are recognised as a separate component of equity (cumulative translation adjustment).

Exchange differences arising from the translation of the net investment in foreign entities, and of borrowings and other currency instruments designated as hedges of such investments, are taken to shareholders’ equity on consolidation. When a foreign operation is sold, such exchange differences are recognised in the income statement as part of the gain or loss on sale.

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely in the foreseeable future, are considered to form part of a net investment in a foreign operation and are recognised directly in equity.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

d) Segmental reporting

The group provides intellectual property for multimedia subsystems and configurable CPU/DSP processors. The group has one type of business segment in providing the products to customers. The group is organised on a worldwide basis into three primary geographical business segments, North American, European and Asian. As such the group uses geography as the primary reporting segment. Intersegment revenue is based on intercompany agreements to reflect arm’s length pricing. The assets are recorded by location and there is a cost allocation between segments based on intercompany agreements for group overheads.

e) Financial assets

The group classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, and available for sale. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

1) Financial assets at fair value through profit and loss Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term. Derivatives are also categorised as held for trading unless they are designated as hedges. Assets in this category are classified as current assets.

2) Loans and receivables Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the balance sheet date. These are classified as non-current assets. The group’s loans and receivables comprise “trade and other receivables” and cash and cash equivalents in the balance sheets.

3) Available-for-sale financial assets Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They are included in non-current assets unless management intends to dispose of the investment within 12 months of the balance sheet date.

Regular purchases and sales of financial assets are recognised on the trade date – the date on which the group commits to purchase or sell the asset. Investments are initially recognised at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss are initially recognised at fair value and transaction costs are expensed in the income statement. Financial assets are derecognised when the rights to receive cash flows from the investments have expired or have been transferred and the group has transferred substantially all risks and rewards of ownership. Available-for-sale financial assets and financial assets at fair value though profit or loss are subsequently carried at fair value. Loans and receivables are carried at amortised cost using the effective interest method.

e) Financial assets continued

Gains or losses arising from changes in the fair value of the “financial assets at fair value through profit or loss” category are presented in the income statement within “other (losses)/gains – net” in the period in which they arise. Dividend income from financial assets at fair value through profit or loss is recognised in the income statement as part of the other income when the group’s right to receive payments is established.

Changes in the fair value of monetary securities denominated in a foreign currency and classified as available for sale are analysed between translation differences resulting from changes in amortised cost of the security and other changed in the carrying amount of security. The translation differences on monetary securities are recognised in profit or loss, while translation differences on non-monetary securities are recognised in equity. Changes in the fair value of monetary and non-monetary securities classified as available for sale are recognised in equity.

When securities classified as available for sale are sold or impaired, the accumulated fair value adjustments recognised in equity are included in the income statement as “gains and losses from investment securities”.

Interest on available-for-sale securities calculated using the effective interest method is recognised in the income statement as part of the other income. Dividends on available-for-sale equity instruments are recognised in the income statement as part of other income when the group’s right to receive payments is established.

The group assesses at each balance sheet date whether there is objective evidence that a financial asset or a group of financial assets is impaired. In the case of equity securities classified as available for sale, a significant or prolonged decline in the fair value of the security below its cost is considered as an indicator that the securities are impaired. If such evidence exists for available-for-sale financial assets, the cumulative loss – measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognised in profit or loss – is removed from equity and recognised in the income statement. Impairment losses recognised in the income statement on equity instruments are not reversed through the income statement. Trade receivables are tested for impairment and a provision is established when there is objective evidence that the group will not be able to collect all amounts due according to the original terms of the receivables.

f) Property, plant and equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation. Cost is the initial purchase price plus any costs associated with bringing the asset to the current location and condition. The cost of self constructed assets includes the cost of materials and any other costs directly attributable to bringing the asset to a working condition for their intended use. Purchased software that is integral to the functionality of the related equipment is capitalised as part of the equipment. Computer software that is not integral to the operation of the computer hardware is classified as an intangible asset. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful economic life, as follows:

Leasehold improvements – over the period of the lease on a straight-line basis

Computer hardware and integral software – three years on a straight-line basis

Fixtures, fittings and equipment – five to seven years on a straight-line basis

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. An annual review of the useful economic life and residual values is performed.

g) Intangible assets

Intangible assets arise from internally generated assets and other acquired intangible assets. Assets are stated at cost less accumulated amortisation.

1) Goodwill Goodwill represents the excess of the cost of an acquisition over the fair value of the group’s share of the net identifiable assets of the acquired subsidiary/associate at the date of acquisition. Goodwill on acquisitions of subsidiaries is included in “intangible assets”. Goodwill on acquisition of associates is included in “investment in associates” and is tested for impairment as part of the overall balance. Separately recognised goodwill is tested annually for impairment and carried at cost less accumulated impairment losses. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The company has one cash-generating unit.

2) Research and development Research expenditure is recognised as an expense as incurred. Costs incurred on development projects (relating to the design and testing of new products) are recognised as intangible assets when it is probable that the project will be a success, considering its commercial and technological feasibility, and costs can be measured reliably. Other development expenditures are recognised as an expense as incurred. Development costs previously recognised as an expense are not recognised as an asset in a subsequent period.

Capitalised development expenditure is measured at cost less accumulated amortisation and accumulated impairment losses.

3) Amortisation Amortisation is provided to write off the cost of the asset over its useful economic life on a straight-line basis as follows:

Internally generated development costs – useful life of asset, three to six years

Externally purchased development costs – useful life of asset, three to six years

Computer software and licences – over three years

Website domain name – over three years

Customer relationships – over three to seven years

Trade name – up to six years

Customer backlog – over 21 months

Provision is made against the carrying value of assets where impairment in value is deemed to have occurred.

h) Leases

Assets acquired under leases are reviewed to see if they are finance leases or operating leases, based on the following criteria:

If the leases transfer ownership of the asset at the end of the lease. If it has a bargain purchase option.

If the lease term is for the major part of the economic life of the asset.

If the present value of the lease obligations amounts to at least substantially all of the fair value of the asset.

If the leased assets are specialised for the lessee only.

Leases are classified as a finance lease if the majority of the risks and rewards of ownership are transferred to the company.

Assets obtained under hire purchase contracts and finance leases are capitalised as tangible assets and depreciated over the shorter of the lease term and their useful lives. Obligations under such agreements are included in current/non-current liabilities net of the finance charge allocated to future periods. The finance element of the rental payment is charged to the profit and loss account so as to produce a constant periodic rate of charge on the net obligation outstanding in each period.

Rents payable under operating leases are charged against income on a straight-line basis over the lease term, except for non-operational property where full provision is made for future rental costs, less any rental income. Any rent-free incentive is amortised over the length of the lease.

i) Inventories

Inventories are valued at the lower of purchase cost, using the FIFO method, and estimated net realisable value. Purchase cost is defined as the initial cost to purchase the goods. Net realisable value, including a review of obsolete, slow moving and defective inventory, is based on the sales value of the inventory less any costs associated with selling the product.

j) Impairment

1) Financial assets

A financial asset is assessed at each reporting date to determine whether there is any objective evidence that it is impaired. A financial asset is considered to be impaired if objective evidence indicates that one or more events have had a negative effect on the estimated future cash flows of that asset.

An impairment loss in respect of a financial asset measured at amortised cost is calculated as the difference between its carrying amount, and the present value of the estimated future cash flows discounted at the original effective interest rate. An impairment loss in respect of an available-for-sale financial asset is calculated by reference to its fair value.

Individually significant financial assets are tested for impairment on an individual basis. The remaining financial assets are assessed collectively in groups that share similar credit risk characteristics.

All impairment losses are recognised in profit or loss

An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognised. For financial assets measured at amortised cost and available-for-sale financial assets that are debt securities, the reversal is recognised in profit or loss. For available-for-sale financial assets that are equity securities, the reversal is recognised directly in equity.

2) Non-financial assets

Assets that have an indefinite useful life, for example goodwill, are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at each reporting date.

k) Employee benefit costs

Contributions payable to personal defined contribution pension schemes are charged against profits during the period in which the related services were performed.

l) Share-based payment

The group regularly enters into equity-settled share-based payment transactions with employees.

The fair value of the employee services received in exchange for the grant of the options or shares is recognised as an expense over the relevant vesting period. The total amount to be expensed rateably over the vesting period is determined by reference to fair value of the options or shares determined at the grant date, excluding the impact of any non-market vesting conditions (for example, revenue targets). Non-market vesting conditions are included in assumptions about the number of options that are expected to become exercisable or the number of shares that the employee will ultimately receive. This estimate is revised at each balance sheet date and the difference is charged or credited to the income statement, with a corresponding adjustment to equity. The proceeds received on exercise of the options net of any directly attributable transaction costs are credited to equity.

The proceeds received net of any directly attributed transaction costs are credited to share capital (nominal value) and share premium when the options are exercised.

The grant by the company of options over its equity instruments to the employees of subsidiary undertakings in the group is treated as a capital contribution. The fair value of employee services received, measured by reference to the grant date fair value, is recognised over the investing period as an increase to investment in subsidiary undertakings, with corresponding credit to equity.

The company seeks to minimise the charge for employer’s National Insurance contributions by recovering employers’ National Insurance contributions from employees as a condition of grant on new share options.

m) Provisions

Provisions for liabilities are made on the basis that the business has a constructive or legal obligation due to a past event. Provision is made for non-operational property where full provision is made for future rental costs, less any rental income. Before a provision is established, the group recognises any impairment on the assets associated with that contract. Provision is also made for any dilapidations that might be necessary on the vacation of any leased property. Such dilapidations are based on the directors’ best estimate of the future costs involved. Provision for restructuring is made where a decision to restructure has been made at and raised a valid expectation in those affected or before the balance sheet date and can be quantified.

Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability.

n) Finance income and expenses

Finance income comprises interest income on funds invested, dividend income and changes in the fair value of financial assets at fair value through profit or loss. Interest income is recognised as it accrues in profit or loss, using the effective interest method. Dividend income is recognised in profit or loss on the date that the group’s right to receive payment is established, which in the case of quoted securities is the ex-dividend date.

Finance expenses comprise interest expense on borrowings and unwinding of the discount on provisions. All borrowing costs are recognised in profit or loss using the effective interest method.

Foreign currency gains and losses are reported on a net basis.

o) Taxation including deferred taxation

The charge for current tax is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using taxation rates that have been enacted or subsequently enacted by the balance sheet date. Research and development tax credits are accounted for in the period received or management believe there is certainty of the credit being received. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled. Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries, except where the timing of the reversal of the temporary difference is controlled by the group and it is probable that the temporary difference will not reverse in the foreseeable future.

p) Discontinued operations

The group accounts for discontinued operations separately to continuing operations on the face of the profit and loss account. All revenues and costs incurred by the discontinuing operations to the date of disposal are accounted for separately. Any revisions to estimates or resolution of uncertainties that arise in the following period are also shown as discontinuing activities.

q) Earnings per share

The group presents basic and diluted earnings per share (EPS) data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the company by the weighted average number of ordinary shares outstanding during the period, excluding those held in the Employee Benefit Trust. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares, which comprise share options granted to employees and shares to be issued as consideration for the acquisitions.

r) Investments

The group’s investment in associate is shown at cost less provision for any impairment in value.

s) Cash and cash equivalents

Cash is defined as cash on hand, in transit where confirmation of despatch is received and on demand deposits. Cash equivalents are short-term, highly liquid investments with original maturities of three months or less. Deposits with maturities of over three months are classified as short-term investments.

t) Trade receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the group will not be able to collect all amounts due according to the original terms of the receivables. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in the income statement within “sales and marketing” costs. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited against “sales and marketing” costs in the income statement.

u) Trade payables

Trade payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.

v) Employee Share Option Trusts

The group’s ESOP trust is a separately administered trust which is funded by a loan from the company. The assets of the trust comprise shares in the company. These shares, held through the ESOP trust, are valued at the initial purchase cost, and deducted in arriving at shareholders’ funds. Where such shares are subsequently used to satisfy the exercise of share options, any consideration received (net of transaction costs) is included in equity attributable to the company’s equity holders.

w) Capitalisation of borrowing costs and interest

The group does not capitalise interest or other finance costs.

x) Share capital and share premium

The company has ordinary shares with a nominal value of 0.1p. Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares and share options are recognised as a deduction from equity, net of any tax effects. Any amount received for an ordinary share in excess of the nominal value is credited to the share premium account. Interim dividends are accounted for within the period when they are paid, and final dividends when approved by shareholders.

y) Dividend distribution

Dividend distribution to the company’s shareholders is recognised as a liability in the group’s financial statements in the period in which the dividends are approved by the company’s shareholders.

z) New standards and interpretations not yet effective

1. A number of new standards, amendments to standards and interpretations are not yet effective for the year ended 31 December 2008, and have not been applied in preparing these consolidated financial statements:

– IFRS 8 Operating Segments introduces the “management approach” to segment reporting. IFRS 8, which becomes mandatory for the group’s 2009 consolidated financial statements, will require a change in the presentation and disclosure of segment information based on the internal reports regularly reviewed by the group’s Chief Operating Decision Maker in order to assess each segment’s performance and to allocate resources to them. Currently the group presents segment information in respect of its geographical segments (see note 5). Under the management approach, the group will continue to present segment information in respect of geographical segments.

– Revised IAS 23 Borrowing Costs removes the option to expense borrowing costs and requires that an entity capitalise borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset as part of the cost of that asset. The revised IAS 23 will become mandatory for the group’s 2009 consolidated financial statements and will constitute a change in accounting policy for the group. In accordance with the transitional provisions, the group will apply the revised IAS 23 to qualifying assets for which capitalisation of borrowing costs commences on or after the effective date. Therefore there will be no impact on prior periods in the group’s 2009 consolidated financial statements.

– IFRIC 13 Customer Loyalty Programmes addresses the accounting by entities that operate, or otherwise participate in, customer loyalty programmes under which the customer can redeem credits for awards such as free or discounted goods or services. IFRIC 13, which becomes mandatory for the group’s 2009 consolidated financial statements, is not expected to have any impact on the consolidated financial statements.

– Revised IAS 1 Presentation of Financial Statements (2007) introduces the term total comprehensive income, which represents changes in equity during a period other than those changes resulting from transactions with owners in their capacity as owners. Total comprehensive income may be presented in either a single statement of comprehensive income (effectively combining both the income statement and all non-owner changes in equity in a single statement), or in an income statement and a separate statement of comprehensive income. Revised IAS 1, which becomes mandatory for the group’s 2009 consolidated financial statements, is expected to have a significant impact on the presentation of the consolidated financial statements. The group plans to provide total comprehensive income in a single statement of comprehensive income for its 2009 consolidated financial statements.

3 Accounting policies continued

z) New standards and interpretations not yet effective continued

– Amendments to IAS 32 Financial Instruments: Presentation and IAS 1 Presentation of Financial Statements – Puttable Financial Instruments and Obligations Arising on Liquidation requires puttable instruments, and instruments that impose on the entity an obligation to deliver to another party a pro rata share of the net assets of the entity only on liquidation, to be classified as equity if certain conditions are met. The amendments, which become mandatory for the group’s 2009 consolidated financial statements, with retrospective application required, are not expected to have any impact on the consolidated financial statements.

– Revised IFRS 3 Business Combinations (2008) incorporates the following changes that are likely to be relevant to the group’s operations:

– The definition of a business has been broadened, which is likely to result in more acquisitions being treated as business combinations.

– Contingent consideration will be measured at fair value, with subsequent changes therein recognised in profit or loss.

– Transaction costs, other than share and debt issue costs, will be expensed as incurred.

– Any pre-existing interest in the acquiree will be measured at fair value with the gain or loss recognised in profit or loss.

– Any non-controlling (minority) interest will be measured at either fair value, or at its proportionate interest in the identifiable assets and liabilities of the acquiree, on a transaction-by-transaction basis.

Revised IFRS 3, which becomes mandatory for the group’s 2010 consolidated financial statements, will be applied prospectively and therefore there will be no impact on prior periods in the group’s 2010 consolidated financial statements.

– Amended IAS 27 Consolidated and Separate Financial Statements (2008) requires accounting for changes in ownership interests by the group in a subsidiary, while maintaining control, to be recognised as an equity transaction. When the group loses control of a subsidiary, any interest retained in the former subsidiary will be measured at fair value with the gain or loss recognised in profit or loss. The amendments to IAS 27, which become mandatory for the group’s 2010 consolidated financial statements, are not expected to have a significant impact on the consolidated financial statements.

– Amendment to IFRS 2 Share-based Payment – Vesting Conditions and Cancellations clarifies the definition of vesting conditions, introduces the concept of non-vesting conditions, requires non-vesting conditions to be reflected in grant-date fair value and provides the accounting treatment for non-vesting conditions and cancellations. The amendments to IFRS 2 will become mandatory for the group’s 2009 consolidated financial statements, with retrospective application. The group has not yet determined the potential effect of the amendment.

2. A number of new standards, amendments to standards and interpretations are not yet effective for the year ended 31 December 2007, and have not been applied in preparing the 2007 consolidated financial statements.

Standards, amendments and interpretations effective in 2007:

-IFRS 7, financial instruments disclosures, this standard requires additional disclosure only.

-IAS 1 (amendment), capital disclosures, this standard requires additional disclosure only.

Standards, amendments and interpretations effective in 2007 but not relevant:

-IFRIC 8, scope of IFRS 2, share-based payments.

-IFRIC 10, interims and impairment.

-IAS 27 (revised), consolidated and separate financial statements.

-IFRS 4 (revised), insurance contracts.

-IFRIC 9, reassessment of embedded derivatives.

-IFRIC 7, applying IAS 29 for the first time.

Standards, amendments and interpretations that are not yet effective and have not been adopted early:

-IFRIC 11, IFRS 2, group and treasury share transactions (effective for annual periods beginning on or after March 2007), is not expected to have any significant impact on the results of the group.

-IFRS 2, share-based payments – clarification of share vesting conditions (effective for annual periods beginning on or after 1 January 2009), is not expected to have any significant impact on the results of the group.

-IFRS 3 (revised), business combinations (effective for annual periods beginning on or after 1 July 2009), will impact the calculation of consideration and goodwill for future acquisitions, as transaction costs will be expensed and some contingent payments will be remeasured at fair value through the income statement.

-IAS1 (revised), presentation of financial statements (effective for annual periods beginning on or after 1 January 2009), is not expected to have any significant impact on the results of the group.

-IAS 23 (amendment), borrowing costs (effective for annual periods beginning on or after 1 January 2009), is not expected to have any significant impact on the results of the group.

-IFRS 8, operating segments (effective for annual periods beginning on or after 1 January 2009), is not expected to have any significant impact on the results of the group.

Standards, amendments and interpretations that are not yet effective and are not relevant:

-IFRIC 14, IAS 19, the limit on a defined benefit asset, minimum funding requirement and their interaction (effective for annual periods beginning on or after 1 January 2008).

-IFRIC 13, customer loyalty programmes relating to IAS 18 revenue (effective for annual periods beginning on or after 1 July 2008).

-IFRIC 12, service concession arrangements (effective for annual periods beginning on or after 1 January 2008).

4 Financial risk management

Financial risk factors

The group’s activities expose it to a variety of financial risks: market risk (including currency risk, fair value interest rate risk, cash flow interest rate risk and price risk), credit risk and liquidity risk. The group’s overall risk management programme focuses on the unpredictability of technology markets and seeks to minimise potential adverse effects on the group’s financial performance.

Financial risk management is carried out by the group finance department under policies approved by the Board of directors. The Board provides written principles for overall risk management, as well as written policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, use of derivative financial instruments and non-derivative financial instruments, and investment of excess liquidity.

a) Market risk

i) Foreign exchange risk The group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US dollar. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations. Management has set up a policy to require group companies to manage their foreign exchange risk against their functional currency.

Group finance reviews the group exposure on a regular basis. To manage their foreign exchange risk arising from commercial transactions and recognised assets and liabilities, entities in the group may use forward contracts when collection and transaction dates are certain. Foreign exchange risk arises when future commercial transactions or recognised assets or liabilities are denominated in a currency that is not the entity’s functional currency.

The following table sets out the net foreign currency monetary assets/(liabilities) of the group (including short-term trade debtors and creditors).

	2008 £000	2007 £000
US dollars	681	2,636
Other	(160)	(49)
Net foreign currency monetary assets	521	2,587

Sensitivity analysis

A 10% strengthening of the pound against the US dollar with all other variables held constant, equity and post-tax loss for the year would have increased (decreased) by:

	2008 £000	2007 £000
Profit or loss	458	552
Equity	(542)	(511)

ii) Price risk The group is not exposed to equity securities price risk. The group is not exposed to commodity price risk.

iii) Cash flow and fair value interest rate risk As the group has no significant interest-bearing borrowings, the group’s income and operating cash flows are substantially independent of changes in market interest rates. The group’s interest rate risk arises from short-term investments and cash deposits. Cash deposits expose the group to cash flow interest rate risk. Group policy is to maintain the cash deposits on maturity periods of less than 12 months and to use cash deposits and certificates of deposits (CD). During 2008 and 2007, the group’s cash deposits at variable rate were denominated in UK pounds.

4 Financial risk management continued

Sensitivity analysis continued

The interest rate profile of the group’s financial assets as at 31 December is summarised in the table below (excluding short-term trade debtors and creditors):

	2008 £000	2007 £000
Financial assets
Cash at bank and on hand
– £ sterling	2,991	8,077
– US dollar	1,487	1,941
– other	153	82
– variable rate	4,631	10,100
Investments (term deposits)
– £ sterling	8,037	11,145
– fixed rate	8,037	11,145
	12,668	21,245

The group analyses its interest rate exposure by varying the length of the deposits within the 12-month period.

Fixed rate cash and short-term deposits in all currencies are for a period ranging from overnight to one year for interest rates between 2.25% and 6.38% (2007: 3.814% and 5.17%). The book value of the financial instruments does not differ materially from the fair value. As at 31 December 2008 the group has no unrecognised losses in respect of financial instruments used as hedges (2007: £nil).

At 31 December 2008, if interest rates on UK pound-denominated cash deposits had been ten basis points higher/lower with all other variables held constant, post-tax loss for the year would have been £4,000 (2007: £10,000) lower/greater, mainly as a result of higher/lower interest income.

b) Credit risk

Credit risk is managed on a group basis. Credit risk arises from cash and cash equivalents, derivative financial instruments and deposits with banks and financial institutions, as well as credit exposures to customers, including outstanding receivables and committed transactions.

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

	31 December 2008 £000	31 December 2007 £000
Short-term investments	8,037	11,145
Trade and other receivables	4,060	4,241
Cash and cash equivalents	4,631	10,100

For banks and financial institutions, only independently rated parties with a minimum rating of “A” are accepted. For customers, if there is no independent rating, the finance department assesses the credit quality of the customer, taking into account their financial position, past experience and other factors. Individual risk limits are set based on internal or external ratings. Management monitors the utilisation of credit limits regularly.

4 Financial risk management continued

Sensitivity analysis continued

The tables below show the credit limit in respect of the major counterparties at the balance sheet date.

Counterparty	Rating	2008 Credit limit £000	Balance £000	Rating	2007 Credit limit £000	Balance £000
Bank A	A+	5,000	4,523	A	7,500	5,444
Bank B	A	5,000	2,815	AA	5,000	5,000
Bank C	A+	5,000	3,638	AA	5,000	3,928
Bank D		5,000	—	A	5,000	2,825
Bank E		5,000	—	A	5,000	2,001

Counterparty	2008 Balance £000	2007 Balance £000
Customer A	622	560
Customer B	518	426
Customer C	324	261

No credit limits were exceeded during the reporting period and management does not expect any losses from non-performance by these counterparties.

c) Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash and marketable securities. Due to the nature of the underlying businesses, group finance aims to maintain flexibility in funding by keeping short-term cash deposits available.

Management monitors rolling forecasts of the group’s liquidity reserve on the basis of expected cash flow.

The table below analyses the group’s financial liabilities. The amounts disclosed in the table are the contractual undiscounted cash flows and excludes deferred revenue. These equal their carrying value as the impact of discounting is not significant.

	31 December 2008 £000	31 December 2007 £000
Trade and other payables within one year	5,322	4,502
Trade and other payables two to five years	101	126
Finance lease liabilities within one year	78	—
Finance lease liabilities two to five years	99	—

The following table analyses the provision for reorganisation, onerous leases and facilities:

	Weighted average period to maturity
	2008 Year	2007 Year	2008 £000	2007 £000
Financial liabilities
– £ sterling	2	1	1,367	183
– US dollar	2	—	362	—
	2	1	1,729	183

Capital risk management

The group’s objectives when managing capital are to safeguard the group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or consider raising debt.

	31 December 2008 £000	31 December 2007 £000
Total equity	22,807	31,488
Less cash and cash equivalents and short-term investments	(12,668)	(21,245)
	10,139	10,243

This decrease is due to the losses that the group has made during the year.

Fair value estimation

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. The group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. Techniques, such as estimated discounted cash flows, are used to determine fair value for the financial instruments. The fair value of forward foreign exchange contracts is determined using quoted forward exchange rates at the balance sheet date.

The carrying value less impairment provision of trade receivables and payables are assumed to approximate their fair values due to the short-term nature of trade receivables and payables. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the group for similar financial instruments.

Guarantees

The group’s policy is to provide financial guarantees to wholly-owned subsidiaries and third parties to guarantee specific debts for wholly-owned subsidiaries. At 31 December 2008 a £140,000 guarantee was outstanding (2007: none).

5 Segment information

The group provides intellectual property for multimedia subsystems and configurable CPU/DSP processors. The group has one type of business segment in providing the products to customers. The group is organised on a worldwide basis into three primary geographical business segments, North American, European and Asian. As such the group uses geography as the primary reporting segment.

The segment results for the year ended 31 December 2008 are as follows:

	Note	Europe £000	North America £000	Asia £000	Eliminations £000	Total £000
Revenue – external		3,474	9,291	4,282	—	17,047
Revenue – internal		2,894	258	—	(3,152)	—
Segment result		(5,944)	(716)	(664)	—	(7,327)
Reorganisation		(1,689)	(1,566)	(18)	—	(2,273)
Segment result after reorganisation		(7,633)	(1,282)	(685)	—	(9,600)
Finance income	10	864	33	—	—	897
Finance expense	10	(10)	(4)	—	—	(14)
Share of post tax loss of associate	17	—	(8)	—	—	(8)
Loss before income tax		(6,779)	(1,261)	(685)	—	(8,725)
Income tax credit		1,318	193	—	—	1,511
(Loss) attributable to equity shareholders		(5,461)	(1,068)	(685)	—	(7,214)
Assets		22,800	10,055	45	—	32,900
Associates		—	443	—	—	443
Total assets		22,800	10,498	45	—	33,343
Total liabilities		4,761	5,731	43	—	10,536
Other segment items
Capital expenditure		1,274	837	—	—	2,111
Amortisation of intangible assets	14	1,463	804	—	—	2,268
Depreciation	15	671	193	3	—	867
Share-based award expense	27	46	203	3	—	252

5 Segment information continued

The segment results for the year ended 31 December 2007 are as follows:

	Notes	Europe £000	North America £000	Asia £000	Eliminations £000	Total £000
Revenue – external		2,897	9,353	2,151		14,401
Revenue – internal		3,044	193	—	(3,237)	—
Segment result		(1,223)	(3,066)	(690)		(4,979)
Finance income	10	1,410	60	—		1,470
Share of post tax loss of associate	17	—	(22)	—		(22)
Loss before income tax		187	(3,028)	(690)		(3,531)
Income tax credit		2,222	20	—		2,242
Profit/(loss) attributable to equity shareholders		2,409	(3,008)	(690)		(1,289)
Assets		30,116	7,083	40		37,239
Associates		—	414	—		414
Total assets		30,116	7,497	40		37,653
Total liabilities		(2,792)	(3,360)	(13)		(6,165)
Other segment items
Capital expenditure		1,677	283	9		1,969
Amortisation of intangible assets	14	1,023	188	—		1,211
Depreciation	15	357	116	2		475
Share-based award expense	27	80	199	7		286

The group only has a single business segment, and therefore, it does not have a secondary reporting format.

The group’s revenue has been analysed below:

Analysis of revenue by category:	2008 £000	2007 £000
Licence and engineering revenue	7,317	7,428
Maintenance and service revenue	1,829	2,121
Royalties	7,901	4,852
	17,047	14,401

6 Summary of operating expenses

	2008 £000	2007 £000
Research and development	(9,624)	(7,423)
Sales and marketing	(5,539)	(5,518)
General and administrative	(4,782)	(3,316)
Other expenses	(3,135)	(1,686)
Restructure costs (note 23)	(2,273)	—
Operating expenses	(25,353)	(17,943)

Restructure costs have been allocated as follows: research and development of £513,000, sales and marketing of £226,000, and general and administrative of £1,534,000.

7 Loss before taxation

	2008		2007
	Cost of sales £000	Operating expenses £000	Cost of sales £000	Operating expenses £000
The following items have been charged/(credited) in arriving at loss before taxation:
Employee costs (note 8)	784	13,194	759	10,736
Raw materials and consumables used	—	136	145	194
Inventory used during the year	23	—	9	—
Depreciation of property, plant and equipment (note 14)
(included within other expenses)	—	867	—	475
Amortisation of intangibles (note 13) (included within other expenses)	—	2,268	—	1,211
Loss on disposal of property, plant and equipment	—	7	—	20
Repairs and maintenance expenditure on property, plant and equipment	—	264	—	382
Operating lease rentals
– Plant and machinery	—	16	—	11
– Property	—	874	—	676
Research and development costs (includes employee costs 6,737,000: 2007 £5,181,000)	—	9,624	—	7,423
Foreign exchange (gain) losses	—	(108)	—	(133)

7 Loss before taxation continued

Services provided by the Group’s auditor and network firms

During the year the group (including overseas subsidiaries) obtained the following services from its auditor at costs as detailed below:

	2008 £000	2007 £000
Audit services
– Fees payable to the company’s auditor for the audit of the company’s annual accounts	118	103
Non-audit services
Fees payable to the company’s auditor and its associates for other services:
– The audit of the company’s subsidiaries pursuant to legislation	30	21
– Other services pursuant to legislation	19	35
– Tax services	12	8
– Services related to transactions entered into	—	20
– Other services	7	58
	186	245

The 2008 audit fees include fees paid to KPMG San Jose for the audit of the consolidation and work associated with the audit of ARC International Plc.

The 2007 audit fees include fees paid to PricewaterhouseCoopers San Jose for the audit of the consolidation and work associated with the audit of ARC International Plc.

8 Employee costs

	2008 £000	2007 £000
Wages and salaries	12,363	10,082
Social security costs	983	836
Other pension costs (note 9)	380	291
Share-based award expense	252	286
	13,978	11,495

The average numbers of employees (including directors) during the period was:

	2008 Number	2007 Number
Research and development	136	113
Sales and marketing	24	23
General and administration	33	22
	193	158

Key management compensation

	2008 £000	2007 £000
Salaries and short-term employee benefits	1,619	1,155
Post-employment benefits	45	28
Share-based payments	90	74
	1,754	1,257

Key management comprise executive and non-executive directors and certain managers. Executive directors and managers participate in the group share option schemes and the performance share plan. Non-executive directors do not. Post-employment benefits are solely contributions to defined contribution pension schemes.

Aggregate directors’ emoluments

	2008 £000	2007 £000
Aggregate emoluments	717	545
Aggregate gains made on the exercise of share option and share-based awards	—	286
Company contributions to money purchase pension schemes	8	7
	725	838

The key management figures given above include directors. The aggregate directors’ emoluments for 2007 include those of Victor Young since his appointment as a director on 13 February 2007.

9 Pension costs

The group pays into defined contribution schemes for certain directors and employees.

The total pension costs for the periods were:

	2008 £000	2007 £000
Pension costs	380	291

Accruals include £32,000 relating to pension costs (2007: £29,000).

10 Finance income and expense

	2008 £000	2007 £000
Bank interest receivable	897	1,440
Other interest receivable	—	30
Finance income	897	1,470
Bank interest payable	—	—
Other interest payable	14	—
Finance expense	14	—
Net finance income recognised in the income statement	883	1,470

11 Taxation

	2008 £000	2007 £000
UK
– adjustment in respect of prior periods (research and development credit)	—	(1,368)
– current period research and development credit	(1,307)	(853)
Foreign tax
– on profits for the year	35	14
– irrecoverable withholding tax	17	—
Release of deferred tax liability on acquisitions	(256)	(35)
	(1,511)	(2,242)

The research and development credit of £1,307,000 in 2008 represents claim for 2008, (2007: £1,368,000 included the credit for 2005 and 2006 and £853,000 in respect of 2007). The 2007 and 2008 claims are included within amounts receivable when there is certainty around recoverability and are outstanding at 31 December 2008 (2007: £2,221,000).

Factors affecting the tax charge for the year

The current tax assessed for the period is lower than the standard rate of corporation tax in the UK (28.5%).

	2008 £000	2007 £000
Loss on ordinary activities before tax	(8,725)	(3,531)
Loss on ordinary activities multiplied by the standard rate of corporation tax in the UK of 28.5% (2007: 30%)	(2,487)	(1,059)
Expenses not deductible for tax purposes	184	433
Deferred tax assets not recognised	2,048	605
Variations arising from overseas tax rates not equal to UK rate	51	—
Other (including research and development credit)	(1,307)	(2,221)
Current tax credit for the year	(1,511)	(2,242)

12 Loss per ordinary share

Basic loss per share is calculated by dividing the loss attributable to ordinary shareholders by the weighted average number of ordinary shares in issue during the year, excluding those held in the Employee Benefit Trust.

For diluted loss per share, the weighted average number of shares in issue is adjusted to assume conversion of all dilutive potential ordinary shares. Diluted loss per share and the basic loss per share are the same for the years ended 31 December 2008 and 31 December 2007 as in these loss-making periods the effect of potential dilutive ordinary shares would be anti-dilutive.

Loss per share

	Loss £000	2008 Basic weighted average number of shares Number	Loss per share p	Loss £000	2007 Basic weighted average number of shares Number	Loss per share p
Loss per share	(7,214)	147,965,359	(4.88)	(1,289)	148,031,270	(0.87)

The company has issued 14,868,616 (2007: 14,744,408) options over ordinary 0.1p shares, and 2,728,915 (2007: nil) ordinary 0.1p shares for the acquisition of Sonic Focus that could potentially dilute basic earnings per share in the future, but were not included in the calculation of diluted earnings per share because they are antidilutive for the periods presented.

	2008 Number	2007 Number
Issued ordinary shares at 1 January	152,703,048	150,857,089
Effect of own shares held in Employee Benefit Trust	(4,737,689)	(4,073,207)
Effect of share options exercised	—	1,247,388
Weighted average number of ordinary shares at 31 December	147,965,359	148,031,270

13 Intangible assets

	Goodwill £000	Computer software £000	Developed and in process technology £000	Customer relationships £000	Brand name and other £000	Intangible assets Total £000
Cost
At 1 January 2007	13,580	6,046	668	—	78	20,372
Additions	—	644	271	—	—	915
Acquisitions	3,414	—	2,963	404	150	6,931
Exchange difference	17	—	(12)	—	—	5
At 31 December 2007	17,011	6,690	3,890	404	228	28,223
Additions	—	2,036	249	—	—	2,285
Acquisitions (note 30)	2,042	7	1,275	317	445	4,086
Exchange difference	96	—	(6)	—	—	90
At 31 December 2008	19,149	8,733	5,408	721	673	34,684
Amortisation and impairment losses
At 1 January 2007	(13,580)	(5,322)	(550)	—	(77)	(19,529)
Charge for the year	—	(610)	(508)	(76)	(17)	(1,211)
Exchange difference	—	19	4	—	—	23
At 31 December 2007	(13,580)	(5,913)	(1,054)	(76)	(94)	(20,717)
Charge for the year	—	(855)	(1,127)	(184)	(102)	(2,268)
Exchange difference	—	(8)	(90)	(4)	—	(99)
At 31 December 2008	(13,580)	(6,776)	(2,271)	(261)	(196)	(23,084)
Net book value
At 1 January 2007	—	724	118	—	1	843
At 31 December 2007	3,431	777	2,836	328	134	7,506
At 31 December 2008	5,569	1,957	3,137	460	477	11,600

Capitalised R&D, which is part of “developed and in process technology”, is the only internally-generated intangible asset, and represents staff costs incurred on the specific products that meet the criteria detailed in note 3 (g).

13 Intangible assets continued

Key method of estimating the fair value of intangible assets

The key method of estimating the fair value of the intangible assets is the income approach. The income approach values an asset based on the earnings capacity of the asset. This approach values an asset based on the future cash flows that could potentially be generated by the asset over its estimated remaining life. The future cash flows are discounted to their present value utilising a discount rate which would provide sufficient return to a potential investor to estimate the value of the subject asset. The present value of the cash flows over the life of the asset is summed to equal the estimated value of the asset. The income approach was used to value all of the identified intangible assets.

The discount rate applied to the above cash flows for each of the intangible assets are given in the following table:

	Sonic Focus %	Teja Technologies %	Tenison Automation %	Alarity Corporation %
Developed core technology	18	26	26	20
In process technology	22	—	30	—
Customer relationships	20	28	28	20
Brand name	20	28	—	20

Review of the carrying value of goodwill

Management consider the group to have only one cash generating unit (“CGU”). The recoverable amount of the goodwill is determined based on a value-in-use calculation. This calculation uses a pre-tax cashflow projection based on financial forecasts approved by management over a five-year period. Cash flows beyond the five-year period are calculated in perpetuity. Key assumptions used are:

Revenue growth rate	20% per annum for five years	(2007: 20% per annum for five years)
Operating expenses growth rate	13.5% per annum for five years	(2007: 13.5% per annum for five years)
Pre-tax discount rate	25%	(2007: 25%)
Perpetual growth rate	2% per annum	(2007: 2% per annum)

Management determined these growth rates based on past performance and expectations of future market growth.

Sensitivity analysis on the carrying value of goodwill

2008

If the estimated growth rate applied to the revenue forecasts had been 7% lower than management estimates, i.e. 13% and not 20%, the group would have recognised a £535,000 impairment charge.

If the estimated operating expenses growth rate applied to the forecast had been 8% higher than management estimates, i.e. 21.5% and not 13.5%, the group would have recognised a £325,000 impairment charge.

2007

If the estimated growth rate applied to the revenue forecasts had been 3% lower than management estimates, i.e. 17% and not 20%, the group would have recognised a £237,000 impairment charge.

If the estimated operating expenses growth rate applied to the forecast had been 3.5% higher than management estimates, i.e. 13.5% and not 10%, the group would have recognised a £460,000 impairment charge.

14 Property, plant and equipment

	Leasehold improvement £000	Fixtures, fitting and equipment £000	Computer hardware £000	Total £000
At 1 January 2007	81	471	2,030	2,582
Acquisitions	8	21	90	119
Additions	570	5	927	1,502
Disposal	(44)	(160)	(194)	(398)
Exchange difference	—	38	—	38
At 31 December 2007	615	375	2,853	3,843
Acquisitions	9	18	56	83
Additions	72	43	1,059	1,174
Disposal	—	—	(158)	(158)
Disposal from reorganisation	(295)	—	—	(295)
Exchange difference	(9)	(19)	320	292
At 31 December 2008	392	417	4,130	4,939
Depreciation
At 1 January 2007	(31)	(458)	(1,669)	(2,158)
Charge for the year	(88)	(26)	(361)	(475)
Disposal	27	159	192	378
Exchange difference	(4)	(2)	(45)	(51)
At 31 December 2007	(96)	(327)	(1,883)	(2,306)
Charge for the year	(149)	(26)	(692)	(867)
Disposal	—	—	165	165
Disposal from reorganisation	74	—	—	74
Exchange difference	13	(2)	(46)	(35)
At 31 December 2008	(158)	(355)	(2,456)	(2,969)
Net book value
At 1 January 2007	50	13	361	424
At 31 December 2007	519	48	970	1,537
At 31 December 2008	234	62	1,674	1,970

The group leases some computer equipment under finance leases. At 31 December 2008 the net carrying amount of leased equipment was £172,900 (2007: none). Depreciation charge during the year for equipment under finance lease was £65,000 (2007: nil).

During 2008 the group carried out a restructure which resulted in the identification of excess office space at the St Albans and San Jose locations. As part of the review any leasehold improvements associated with that office space has been reviewed for impairment provision. The company’s intention is to sub-let any excess space, however, given the current economic environment management has decided that these assets should be impaired to a coverable amount of £nil. As such an impairment charge of £146,930 has been taken in the provision set up during the year ended 31 December 2008 (2007: nil).

15 Investments

Current assets

	2008 £000	2007 £000
Short-term investments
At 1 January	11,145	13,500
Net movement in investments	(3,108)	(2,355)
At 31 December	8,037	11,145

Short-term investments, which comprise fixed term money market deposits with the banks, have interest rates of 2.25% to 6.38% (2007: 3.814% to 5.17%) and have an average maturity of 80 days (2007: 46 days).

16 Investment in associate

	2008 £000	2007 £000
1 January	414	—
Investment in associate	37	436
Share of (loss)	(8)	(22)
31 December	443	414

As at 31 December 2008, the group has made a cash investment of £472,000 in Adaptive Chips, Inc (2007: £286,000). The group has no further equity commitments in the foreseeable future (2007: £150,000).

The results of Adaptive Chips, and its aggregated assets and liabilities are:

2007 Name	Country of incorporation	Assets £000	Liabilities £000	Revenues £000	Loss £000	Interest %
Adaptive Chips Inc.	United States	147	10	—	114	19.9

2008 Name	Country of incorporation	Assets £000	Liabilities £000	Revenues £000	Loss £000	Interest %
Adaptive Chips Inc.	United States	604	227	674	40	19.9

Adaptive Chips, Inc. is a privately owned company based in San Jose with principal activities in India, that was established in 2007. The business objective of Adaptive Chips is to provide custom engineering services to the semiconductor industry. During 2007 and 2008 Adaptive Chips’ sole customer has been the group. As part of the group restructure the group has increased its financial relationship with Adaptive Chips and as at the 31 December 2008 has 50 engineers working on ARC-based projects.

The group considers that the investment in Adaptive Chips be accounted for as an associate because the group has board representation which gives significant influence beyond the 19.9% interest.

17 Financial instruments by category

The accounting policies for financial instruments have been applied to the line items below:

	Loans and receivables 2008 £000	Loans and receivables 2007 £000
Assets as per balance sheet
Trade and other receivables	4,132	4,010
Short-term investments	8,037	11,145
Cash and cash equivalents	4,639	10,100
	16,808	25,255

All trade and other payables are held at amortised cost.

18 Cash and cash equivalents

	2008 £000	2007 £000
Cash at bank and in hand	1,693	2,046
Short-term bank deposits	2,938	8,054
	4,631	10,100

The effective interest rate on short-term deposits was 6.28% (2006: 5.15%) and these deposits have an average maturity of five days (2006: six days).

19 Inventories

	2008 £000	2007 £000
Work in progress	—	22
Finished goods	—	50
	—	72

The cost of inventories recognised as an expense and included in cost of sales amounted to £23,000 (2007: £9,000). Computer hardware with a value of £49,000 (2007: £122,000) was capitalised during the year.

20 Trade and other receivables

Non-current assets	2008 £000	2007 £000
Other receivables	442	417

Current assets	2008 £000	2007 £000
Trade receivables	3,253	3,246
Less provision for impairment of receivables	(137)	(55)
Trade receivables – net	3,116	3,191
Other receivables	437	347
Prepayments and accrued income	507	703
	4,060	4,241

Movements in the group provision for impairment of trade receivables are as follows:

	2008 £000	2007 £000
At 1 January	55	113
Provision for receivables impairment	82	44
Receivables written-off during the year as uncollectible	—	(102)
At 31 December	137	55

All non-current receivables are due within five years from the balance sheet date. The carrying amounts of trade and other receivables approximates their fair value.

As of 31 December, trade receivables can be analysed as follows:

	2008 £000	2007 £000
Current	2,946	2,696
Past due but not impaired	170	495
Individually impaired amounts	137	55
	3,253	3,246

Based on historic default rates, the group believes that no impairment allowance is necessary in respect of trade receivables not past due; 83% of the balance relates to customers that have a good payment record with the group.

21 Loans and borrowings

Non-current liabilities	2008 £000	2007 £000
Finance lease liabilities	99	—

Current liabilities	2008 £000	2007 £000
Finance lease liabilities	78	—

Finance lease liabilities are payable as follows:

	2008			2007
Expiry date	Future minimum lease payment £000	Interest £000	Present value of minimum lease payments £000	Future minimum lease payment £000	Interest £000	Present value of minimum lease payments £000
Not later than one year	—	—	—	—	—	—
Later than one year but not more than five	190	13	177	—	—	—
Over five years	—	—	—	—	—	—
	190	13	177	—	—	—

22 Trade and other payables

Non-current liabilities	2008 £000	2007 £000
Accruals	101	126

Current liabilities	2008 £000	2007 £000
Trade payables	768	743
Other taxes and social security costs	292	339
Accruals	4,262	3,131
Other creditors	756	—
Deferred revenue	1,451	1,227
	7,529	5,440

The carrying amount of trade and other payables approximates their fair value.

Other creditors of £756,000 represents the value of shares to be issued as consideration arising from the acquisition of Sonic Focus Inc. as described in note 30.

23 Provision for other liabilities and charges

	Restructure £000	Onerous leases £000	Office restoration costs £000	Total provision £000
At 1 January 2007	—	—	344	344
Provisions made in the year			20	20
Utilised			(181)	(181)
Released in year			(73)	(73)
At 1 January 2008	—	—	110	110
Provisions made in the year	1,131	1,142	60	2,333
Utilised	(790)	—	(12)	(802)
Foreign exchange	15	—	—	15
At 31 December 2008	356	1,142	158	1,656
Non-current	—	778	80	858
Current	356	364	78	798

Restructure

In September 2008 the group committed to a plan of restructuring of the group’s organisation. Following the announcement of the plan the group recognised a provision of £2,273,000 for expected restructuring costs, including onerous leases, contract termination costs, consulting fees and employee termination benefits. Estimated costs were based on the terms of the relevant contracts. £790,000 was charged against the provision in 2008. The restructuring is expected to be completed in early 2009.

Onerous leases

As part of the restructuring above the group had non-cancellable leases for office space which the group had ceased to use. The lease on the office space in San Jose expires in 2011 and the lease on the office space in St Albans expires in 2012. The obligation for the discounted future payments (at a risk free rate of 4.5%), net of expected rental income, has been provided for. In both cases the company is seeking to sublet the space, but due to recent economic conditions, the expected rental income is nil.

Office restoration costs

The group has entered into property leases whereby the company is responsible for the restoration of the office space back to the condition in which it was let. The company vacated a property in Elstree UK in July 2007, and had made a provision for these restoration costs. The company has established a provision to cover the restoration costs for the office space in St Albans UK and provides a set amount each year so that at the end of the lease the provision will cover the expected restoration costs.

24 Deferred tax

Unrecognised deferred tax asset	2008 £000	2007 £000
Fixed assets temporary differences	1,569	2,236
Tax loss carry forwards	22,734	17,649
Other temporary differences	565	340
Assets	24,868	20,225

Recognised deferred tax liabilities	Intangible assets £000
As at 1 January 2007	—
Arising on acquisition	524
Credited to the income statement	(35)
As at 31 December 2007	489
Arising on acquisition	564
Credited to the income statement	(256)
Foreign exchange	276
As at 31 December 2008	1,073
Deferred tax liability is disclosed in:
Non current liabilities	1,073

Deferred tax liability arises on the recognition of intangible assets at acquisition and is released through the income statement as the amortisation of the intangible assets is recognised.

The directors do not consider it appropriate to recognise a deferred tax asset at the balance sheet date due to uncertainty as to the specific timing of suitable taxable profits against which the asset would crystallise. The losses set out above represent those reported to the relevant taxation authorities in the countries within which the group operates. As these losses become available to offset against future taxable profits, there remains a risk that they may be disallowable upon review and challenged by the relevant taxation authority.

Where the losses expire for tax purposes, they expire as follows:

Year	2008 £000	2007 £000
2021	16,129	9,233
2022	10,094	7,317
2023	10,962	7,932
2025	630	1,127
2026	147	91
2028	3,234	—
Total	41,196	25,700
Total of losses that do not expire	37,237	38,864

25 Called-up share capital

	2008 £000	2007 £000
Authorised
500,000,000 ordinary shares, nominal value 0.1p	500	500

	2008		2007
	Shares	£000	Shares	£000
Allotted, called-up and fully paid
At 1 January	152,703,048	153	150,857,089	151
Allotted under share option schemes	—	—	1,845,959	2
At 31 December	152,703,048	153	152,703,048	153

The company has issued the following to employees under the share option scheme:

	2008	2007
Number of shares	—	1,845,959
Nominal value	—	£1,846
Consideration received	—	£429,330

Potential issue of ordinary shares

The company has issued options to subscribe for shares in the company at prices ranging from 0.1p to 190p under the share option schemes and performance share plan (LTIP). All share options are granted at the market value on date of grant (except the the LTIP, as noted in the remuneration report).

The number of shares subject to options, the periods in which they were granted and the periods in which they may be exercised are given below:

Year of grant	Weighted average exercise price p	Exercise period	2008 Numbers	Year of grant	Weighted average exercise price p	Exercise period	2007 Numbers
1999	23.22	2000-2009	3,413,332	1999	23.22	2000-2009	3,413,332
2000	67.54	2001-2010	356,946	2000	75.09	2001-2010	440,536
2001	53.00	2002-2011	312,700	2001	52.54	2002-2011	392,700
2002	30.66	2003-2012	2,049,800	2002	30.05	2003-2012	2,604,800
2003	23.33	2004-2013	120,000	2003	23.34	2004-2013	158,000
2004	21.79	2005-2014	3,185,308	2004	22.48	2005-2014	3,803,162
2005	41.97	2006-2015	964,507	2005	41.32	2006-2015	1,732,016
2006	26.17	2007-2016	2,166,000	2006	26.20	2007-2016	2,602,000
2007	39.10	2008-2017	2,085,605	2007	38.21	2008-2017	2,748,078
2008	15.90	2009-2018	4,218,500
			18,872,698				17,894,624

In addition shares will be issued to satisfy part of the consideration on the acquisition of Sonic Focus Inc (see note 30).

26 Share-based payments

The company operates a share option programme for all permanent employees of the group. The company has the following plans:

Executive Share Option Plans (ESOPs)	Long Term Incentive Plan (LTIP)
Inland Revenue Approved Executive Share Option Scheme (approved)	Performance Share Plan
Unapproved Executive Share Option Scheme (unapproved)
Incentive Stock Option sub plan (ISO)

Other option plans

Sharesave scheme Share incentive plan (formerly All Employee Share Ownership Plan) Non-Employee Stock Option plan

There have been no grants in 2008 (2007: nil) under the “other option plans”. There were two grants during the year for the Performance Share Plan and the details are shown in the table below.

Options are granted under the ESOPs with a fixed exercise price equal to the market price of the shares under option at the date of grant. The contractual life is ten years. The company makes an initial grant to employees when they first join the company and operates an “evergreening” process where employees’ options are reviewed each year to ensure that they are at the appropriate level for their position and experience. The grants are usually within one times salary. Options become exercisable after three years for the approved scheme and 25% after the first year and then monthly over the next 36 months for the unapproved and ISO. Exercise of an option is subject to continued employment. Options were valued using the Black-Scholes option-pricing model. The fair value per option granted and the assumptions used in the calculation are as follows:

Grant date	25/2/08	25/2/08	31/3/08	31/3/08	14/5/08	14/5/08	14/5/08	11/8/08	11/8/08	29/9/08	29/9/08	29/9/08	08/12/08	08/12/08
Share price at grant	27.25p	27.25p	22.5p	22.5p	23.5p	23.5p	23.5p	18p	18p	19.5p	19.5p	19.5p	12.75p	12.75p
Exercise price	27.25p	27.25p	22.5p	22.5p	23.5p	0.1p	23.5p	18p	18p	19.5p	0.1p	19.5p	12.75p	12.75p
Number of employees	16	7	1	1	1	3	1	3	1	17	2	7	2	2
Share under option	907,743	198,091	15,000	9,000	72,341	700,000	127,659	30,000	21,000	1,471,154	600,000	394,846	100,000	70,000
Vesting period (years)	1-4	3	1-4	3	1-4	3	3	1-4	3	1-4	3	3	1-4	3
Expected volatility	27%	27%	27%	27%	27%	27%	27%	28%	28%	29%	29%	29%	34%	34%
Option life (years)	10	10	10	10	10	10	10	10	10	10	10	10	10	10
Expected life (years)	3-6	5	3-6	5	3-6	3	5	3-6	5	3-6	3	5	3-6	5
Risk free rate	4.24%-4.49%	4.41%	3.81%-4.05%	4.41%	4.58%-4.65%	4.61%	4.61%	5.25%-5.43%	5.31%	5.11%-5.25%	5.14%	5.14%	2.67%-3.41%	3.23%
Expected dividends	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Expected lapse rate	11	20	11	0	0	0	20	11	0	0	0	0	0	0
Fair value of option	6.51p-9.88p	8.85p	5.24p-7.92p	7.08p	5.66p-8.55p	23.5p	7.66p	4.75p-7.04p	6.35p	5.20p-7.70p	19.5p	6.96p	3.33p-4.98p	4.48p

Grant date	16/2/07	16/2/07	3/4/07	3/4/07	15/5/07	3/8/07	3/8/07	7/9/07	27/9/07	27/9/07
Share price at grant	46.75p	46.75p	46p	46p	57.50p	47.5p	47.5p	44.75p	48.25p	48.25p
Exercise price	46.75p	46.75p	46p	46p	0.1p	47.5p	47.5p	44.75p	48.25p	48.25p
Number of employees	5	6	22	1	3	14	14	1	4	1
Share under option	88,000	67,000	1,090,000	7,500	506,578	423,500	247,000	10,000	310,000	28,500
Vesting period (years)	1-4	3	1-4	3	3	1-4	3	1-4	1-4	3
Expected volatility	26%	26%	25%	25%	25%	26%	26%	26%	26%	26%
Option life (years)	10	10	10	10	10	10	10	10	10	10
Expected life (years)	3-6	5	3-6	5	5	3-6	5	3-6	3-6	5
Risk-free rate	4.96%-5.16%	5.03%	5.13%-5.31%	5.18%	5.18%	5.30%-5.47%	5.35%	5.68%-5.9%	5.53%-5.64%	5.56%
Expected dividends	0	0	0	0	0	0	0	0	0	0
Expected lapse rate	11%	20%	6%	0%	0%	11%	20%	0%	0%	0%
Fair value of option	11.35p-17.01p	15.33	11.16p-16.79p	15.10p	57.50p	11.76p-17.70p	15.93p	11.37p-17.12p	12.20p-18.43p	16.56p

26 Share-based payments continued

The expected volatility is based on the historical volatility over the previous four years (2007: three years) before the grant concerned. The expected life is the expected average period to exercise. The risk-free rate of return is the yield on zero-coupon UK government bonds of a term consistent with the assumed option life.

	2008		2007
	Number	Weighted average exercise price pence	Number	Weighted average exercise price pence
Options outstanding at 1 January	17,894,624	30.47	18,305,226	28.27
Options granted in the year	4,716,834	15.90	2,778,078	38.30
Options exercised in the year	—	—	(2,116,359)	23.83
Options expired in the year	(2,186,268)	35.42	(28,999)	35.85
Options forfeited in the year	(1,552,492)	30.07	(1,043,322)	25.43
Options outstanding at 31 December	18,872,698	26.53	17,894,624	30.47
Exercisable at 31 December	11,723,210	29.04	12,122,136	28.63

	2008				2007
	Weighted average exercise price				Weighted
			Weighted average remaining life		average		Weighted average remaining life
		Number of			exercise price	Number of
Range of exercise prices pence	pence	shares	Expected	Contractual	pence	shares	Expected	Contractual
0.10-20.00	11.70	5,144,105	3.22	6.73	11.28	2,051,578	1.88	3.15
20.01-30.00	24.37	7,846,608	1.80	5.76	24.55	8,479,462	2.51	6.30
30.01-40.00	32.79	2,762,832	1.73	2.03	33.02	3,062,332	2.74	3.44
40.01-60.00	45.92	2,930,207	2.66	7.15	45.71	4,038,716	3.56	8.09
60.01-190.00	103.18	188,946	1.67	1.67	107.20	262,536	2.61	2.61
		18,872,698	2.31	5.65		17,894,624	2.72	5.80

There were no share option exercises in the year, the weighted average share price during the year for options exercised during 2007 was 44.56p.

The total charge for the year relating to employee share-based payments was £252,040 (2006: £286,438), all of which related to equity-settled share-based payment transactions.

27 Movement in shareholders’ equity

	Share capital £000	Share premium £000	Other reserves £000	Cumulative translation adjustment £000	Retained earnings £000	Total £000
At 1 January 2007	151	3,256	60,751	(457)	(31,660)	32,041
Shares issued	2	427	—	—	—	429
Change in value of ESOP reserve	—	—	—	—	75	75
Share-based award reserve	—	—	286	—	—	286
Exchange gain/(loss)	—	—	—	(54)	—	(54)
(Loss) for the year	—	—	—	—	(1,289)	(1,289)
At 31 December 2007	153	3,683	61,037	(511)	(32,874)	31,488
Shares issued	—	—	—	—	—	—
Change in value of ESOP reserve	—	—	—	—	(768)	(768)
Share-based award reserve	—	—	252	—	—	252
Exchange gain/(loss)	—	—	—	(951)	—	(951)
(Loss) for the year	—	—	—	—	(7,214)	(7,214)
At 31 December 2008	153	3,683	61,289	(1,462)	(40,856)	22,807

Other reserves comprise:

	2008 £000	2007 £000
Cancellation of share premium in 2003 arising from the capital reduction set out in the court order approved on 2 April 2003
– Distributable reserve	25,171	25,171
– Non-distributable reserve	33,900	33,900

Fair value of options issued as consideration for the acquisition of ARC International Nashua, Inc (formerly VAutomation Inc):	42	42
Share-based awards reserve	1,907	1,655
Merger reserve	107	107
Capital redemption reserve	162	162
	61,289	60,751

28 Commitments

At the year end, the group had total commitments under non-cancellable operating leases as follows:

	2008		2007
Expiry date	Land and buildings £000	Other £000	Land and buildings £000	Other £000
Not later than one year	981	16	690	11
Later than one year but not more than five	2,030	—	2,165	—
Over five years	960	—	1,281	—
	3,971	16	4,136	11

The group leases a number of office properties under operating leases. The lease typically runs for a period of ten years, sometimes with a break clause after five years. Some leases have rent reviews after five years and some have automatic review amounts built into the lease payment profile.

The group currently has vacant office space available to sublet but, as of the balance sheet date, the group has not entered into any sublease arrangements.

The group has £nil capital commitments at the year end (2007: £200,000). The parent company acts as guarantor to the capital commitments of the group as at 31 December 2007.

29 Contingent liabilities

In 2008 two licencees independently contacted ARC to request assistance in responding to their customers who were contacted by patent holders. The company has requested additional information and expressed a willingness to assist the licencees in responding to these enquiries.

The directors are of the opinion and have been so advised that the risk to the company in relation to these matters is remote and no provision has been made in the accounts.

30 Business combinations

2008

The group purchased 100% of the voting shares of Sonic Focus Inc. on February 11, 2008 for a total consideration of £2,829,000.

All assets and liabilities were recognised at their respective fair values. The residual excess over the net assets acquired is recognised as goodwill.

The initial accounting for the acquisition was determined provisionally. Any adjustments to the fair values of the acquired assets and liabilities will be recorded within 12 months of the acquisition date.

From the date of acquisition to 31 December 2008, the acquisition contributed £428,000 to revenue, £1,236,000 to the operating expenses (excluding amortisation), £333,000 of amortisation of intangible assets, and £1,141,000 to net loss.

The results of operations, as if the acquisition had been made at the beginning of the period, would be as follows:

£000
Revenue	17,129
Net loss	(7,310)

	Carrying values pre acquisition £000	Provisional Fair values £000
Intangible fixed assets	22	2,037
Property, plant and equipment	53	53
Trade and other receivables	69	46
Cash and cash equivalents	68	68
Trade and other payables	(780)	(780)
Deferred Tax	—	(564)
Net assets acquired	(568)	860
Goodwill		1,969
Consideration		2,829

Consideration satisfied by cash paid in the period		1,794
Deferred consideration to be satisfied by issuing shares in the future		756
Transaction costs		279
		2,829

Part of the cost of the Sonic Focus acquisition will be satisfied in shares. 2,728,915 shares will be issued in two equal installments: 15 months and 30 months after the date of acquisition. The fair value of these instruments is shown in the table above and has been calculated by reference to the ten-day average closing share price prior to the completion of the acquisition on 11 February 2008 and converted into US dollars using the average interbank exchange rate over the same ten-day period.

Goodwill represents the value of the assembled work force and other potential future economic benefit that is anticipated will be derived from the integration of the technology offered by Sonic Focus with the existing products of the group.

The outflow of cash and cash equivalents in the period on the acquisition of Sonic Focus Inc is calculated as follows:

£000
Cash consideration	1,794
Transaction costs	279
Cash acquired	(68)
2,005

Total cash and cash equivalents paid during the period for acquisitions include £467,000 for deferred consideration in respect to Alarity Inc.

The intangible assets acquired as part of the acquisition of Sonic Focus Inc can be analysed as follows:

£000
Developed and in-process technology	1,275
Customer relationships	317
Brand name and other	445
2,037

2007

The group purchased 100% of the voting shares of Tenison Technology EDA Limited on 14 June 2007 for a total consideration of £1,107,000, 100% of the voting shares of Alarity Corporation Inc on 21 September 2007 for a total consideration of £3,048,000 and certain assets of Teja Technologies Inc on 30 March 2007 for £2,461,000.

All assets and liabilities were recognised at their respective fair values. The residual excess over the net assets acquired is recognised as goodwill in the consolidated financial statements.

The initial accounting for these acquisitions was determined provisionally. Any adjustments to the fair values of the acquired assets and liabilities will be recorded within 12 months of the acquisition date.

From the dates of acquisition to 31 December 2007, the acquisitions contributed £442,000 to revenue, £1,588,000 to operating expenses (excluding amortisation), £491,000 to amortisation of intangible assets and £1,588,000 to net loss.

The results of operations, as if the acquisitions (except Teja Technologies) had been made at the beginning of period, would be as follows:

Group	2007 £000
Revenue	15,260
Net loss	(2,936)

It is impracticable to ascertain Teja Technologies pre-acquisition revenue and net profit/loss figures as the group only acquired certain assets.

Tenison Technology EDA Limited

	Carrying values pre acquisition £000	Provisional Fair values £000
Intangible assets	—	460
Property, plant and equipment	13	13
Trade and other receivables	222	222
Cash and cash equivalents	20	20
Trade and other payables	(742)	(462)
Deferred tax (note 24)	—	(138)
Net assets acquired	(487)	115
Goodwill		992
Consideration		1,107
Consideration satisfied by:
– cash paid		946
– direct costs relating to the acquisition		161
		1,107

The fair value of trade and other payables does not include deferred revenue that did not have any post acquisition obligations.

Goodwill represents the value of the assembled work force at the time of acquisition and other potential future economic benefit that is anticipated will be derived from the integration of technology offered by Tenison with existing products of the group.

The outflow of cash and cash equivalents in the period on the acquisition of Tenison Technology EDA Limited is calculated as follows:

£000
Cash consideration	1,107
Cash acquired	(20)
1,087

The intangible assets acquired as part of the acquisition of Tenison Technology EDA Limited can be analysed as follows:

£000
Developed core technology	424
Customer relationships	10
In process technology	26
460

30 Business combinations continued

Alarity Corporation Inc

	Carrying values pre acquisition £000	Provisional Fair values £000
Intangible assets	—	1,378
Property, plant and equipment	17	17
Trade and other receivables	196	196
Inventories	22	22
Trade and other payables	(123)	(123)
Deferred tax (note 24)	—	(386)
Net assets acquired	112	1,104
Goodwill		1,944
Consideration		3,048
Consideration satisfied by:
– cash paid in the period		1,959
– cash to be paid after the period		749
– direct costs relating to the acquisition		340
		3,048

Goodwill represents the value of synergies, assembled work force and anticipated future benefits from strengthening our market position and extending our product line.

The outflow of cash and cash equivalents in the period on the acquisition of Alarity Corporation Inc is calculated as follows:

£000
Cash consideration	2,299

The intangible assets acquired as part of the acquisition of Alarity Corporation Inc can be analysed as follows:

£000
Developed core technology	1,168
Customer relationships	144
Trade name	66
1,378

30 Business combinations continued

Teja Technologies

	Carrying values pre acquisition £000	Provisional Fair values £000
Intangible assets	—	1,679
Property, plant and equipment	89	89
Trade and other receivables	—	533
Deferred revenue	(318)	(318)
Net assets acquired	(229)	1,983
Goodwill		478
Consideration		2,461
Consideration satisfied by:
– cash paid in the period		2,354
– direct costs relating to the acquisition		107
		2,461

Goodwill represents the value of the assembled work force and other potential future economic benefit that is anticipated will be derived from the integration of the technology offered by Teja with existing products of the group.

The outflow of cash and cash equivalents in the period on the acquisition of the assets of Teja Technologies is calculated as follows:

£000
Cash consideration	2,461

The intangible assets acquired as part of the acquisition of the assets of Teja Technologies can be analysed as follows:

£000
Developed core technology	1,339
Customer relationships	254
Trade name	86
1,679

Goodwill on acquisitions

The group purchased 100% of the voting shares of Tenison Technology EDA Limited on 14 June 2007 for a total consideration of £1,107,000, 100% of the voting shares of Alarity Corporation Inc on 21 September 2007 for a total consideration of £3,048,000 and certain assets of Teja Technologies Inc on 30 March 2007 for £2,461,000. The goodwill arising from these acquisitions is shown below:

	Sonic Focus £000	Tenison Design £000	Teja Technologies £000	Alarity Corporation £000	Total £000
As at 1 January 2007	—	—	—	—	—
Acquired	—	992	478	1,944	3,414
Foreign exchange movement	—	—	—	17	17
As at 31 December 2007	—	992	478	1,961	3,431
Increase in 2008	1,969	—	—	73	2,042
Foreign exchange movement	48	—	—	48	96
As at 31 December 2008	2,017	992	478	2,082	5,569

31 Related party transactions

Transactions related to directors and key management are shown in note 8.

The group has transactions with the associate company, Adaptive Chips Inc. Adaptive Chips provides engineering services on an arm’s length basis amounting to £865,000 (2007: £nil) to the group. As at 31 December 2008 the group has £183,000 payable outstanding to Adaptive Chips.

32 Subsequent events

On 21 July 2009 the board of Adaptive Chips Inc. resolved to recommend to the shareholders that the company be orderly wound down and file for dissolution.

On 18 August 2009 Virage Logic Inc, through its subsidiary Abigail (UK) Limited, launched an offer for the entire share capital of ARC International Plc. On 15 September 2009, Abigail (UK) Limited declared the offer unconditional in all respects, ARC International Plc then applied for delisting from the London Stock Exchange, which was finalised on 14 October 2009.